EXHIBIT 99.2

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Marc D. Ley, the Senior Vice President and Chief Financial Officer of Irvine Apartment Communities LLC, the sole general partner of Irvine Apartment Communities, L.P. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)    the Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2003 (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003

/s/ MARC D. LEY
Marc D. Ley

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Partnership for purposes of Section 18 of the Security Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Irvine Apartment Communities, L.P. and will be retained by Irvine Apartment Communities, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.